EXHIBIT 99.1

                            SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR IMMEDIATE RELEASE
STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER 2007 RESULTS AND FILES
QUARTERLY REPORT ON FORM 10-Q
     SOUTHPORT, CONNECTICUT, July 24, 2007 — Sturm, Ruger & Company, Inc. (NYSE-RGR) today filed its Quarterly Report on Form 10-Q for the second quarter of 2007, which has been posted and is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release. However, investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.
About Sturm, Ruger
Sturm, Ruger was founded in 1949. The Company’s business segments are engaged in the manufacture of the world famous RUGER® brand of sporting and law enforcement firearms and steel investment castings. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.
Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	June 30,	December 31,
	2007	2006

Assets

Current Assets
Cash and cash equivalents	$6,448	$7,316
Short-term investments	64,122	22,026
Trade receivables, net	13,459	18,007

Gross inventories	60,861	87,477
Less LIFO reserve	(45,287)	(57,555)
Less excess and obsolescence reserve	(4,004)	(5,516)

Net inventories	11,570	24,406

Deferred income taxes	7,331	8,347
Prepaid expenses and other current assets	971	1,683

Total current assets	103,901	81,785

Property, plant and equipment	124,124	128,042
Less allowances for depreciation	(101,924)	(105,081)

Net property, plant and equipment	22,200	22,961

Deferred income taxes	2,766	3,630
Other assets	3,947	8,690

Total Assets	$132,814	$117,066

STURM, RUGER & COMPANY, INC.

	June 30,	December 31,
	2007	2006

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$4,836	$6,342
Product liability	1,335	904
Employee compensation and benefits	6,227	6,416
Workers’ compensation	6,500	6,547
Income taxes payable	4,270	1,054

Total current liabilities	23,168	21,263

Accrued pension liability	7,618	7,640
Product liability accrual	778	837
Contingent liabilities — Note 8	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1: Authorized shares — 40,000,000; issued and outstanding 22,679,585 and 22,638,700	22,680	22,639
Additional paid-in capital	3,307	2,615
Retained earnings	87,696	74,505
Accumulated other comprehensive income (loss)	(12,433)	(12,433)

Total Stockholders’ Equity	101,250	87,326

Total Liabilities and Stockholders’ Equity	$132,814	$117,066

STURM, RUGER & COMPANY, INC.
Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net firearms sales	$39,567	$29,222	$83,237	$70,047
Net castings sales	2,540	6,054	7,327	12,656

Total net sales	42,107	35,276	90,564	82,703

Cost of products sold	28,979	26,891	61,872	64,175

Gross profit	13,128	8,385	28,692	18,528

Expenses:
Selling	3,557	3,815	6,894	7,834
General and administrative	3,523	2,791	7,835	6,619

	7,080	6,606	14,729	14,453

Operating profit	6,048	1,779	13,963	4,075

Gain on sale of non-manufacturing assets (Notes 9 and 11)	1,883	—	7,085	—
Other income-net	635	639	975	712

Total other income	2,518	639	8,060	712

Income before income taxes	8,566	2,418	22,023	4,787

Income taxes	3,435	970	8,831	1,919

Net income	$5,131	$1,448	$13,192	$2,868

Earnings per share
Basic	$0.23	$0.06	$0.58	$0.11

Diluted	$0.22	$0.06	$0.57	$0.11

Average shares outstanding
Basic	22,658	26,911	22,649	26,911

Diluted	23,068	26,912	22,951	26,912

STURM, RUGER & COMPANY, INC.
Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Six Months Ended June 30,
	2007	2006

Operating Activities
Net income	$13,192	$2,868
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	2,108	2,345
Gain on sale of non-manufacturing assets	(7,085)	—
Deferred income taxes	1,880	(340)
Changes in operating assets and liabilities:
Trade receivables	4,548	(351)
Inventories	12,836	(1,677)
Trade accounts payable and other liabilities	(1,899)	509
Product liability	372	(296)
Prepaid expenses and other assets	879	3,998
Income taxes	3,216	257

Cash Provided by Operating Activities	30,047	7,313

Investing Activities
Property, plant and equipment additions	(1,304)	(1,648)
Proceeds from the sale of non-manufacturing assets	12,485	—
Purchases of short-term investments	(44,096)	(63,465)
Proceeds from maturities of short-term investments	2,000	57,057

Cash used for investing activities	(30,915)	(8,056)

(Decrease) increase in cash and cash equivalents	(868)	(743)

Cash and cash equivalents at beginning of period	7,316	4,057

Cash and cash equivalents at end of period	$6,448	$3,314